UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 14, 2006
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	0001-338613 (Commission	16-1731691 (IRS Employer
incorporation)	File Number)	Identification No.)
1700 Pacific, Suite 2900
Dallas, Texas		75201
(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (214) 750-1771
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Other Events
EXHIBIT INDEX
ITEM 5.01. OTHER EVENTS
SIGNATURE
Selected Financial Data
Consolidated Financial Statements
Management's Discussion and Analysis
Quantitative and Qualitative Disclosures About Market Risk
Interim Condensed Consolidated Financial Statements
Interim Management's Discussion and Analysis
Interim Quantitative and Qualitative Disclosures About Market Risk

Item 5.01 Other Events
EXHIBIT INDEX
99.1	- Selected Financial Data

99.2	- Consolidated Financial Statements

99.3	- Management’s Discussion and Analysis

99.4	- Quantitative and Qualitative Disclosures About Market Risk

99.5	- Interim Condensed Consolidated Financial Statements

99.6	- Interim Management’s Discussion and Analysis

99.7	- Interim Quantitative and Qualitative Disclosures About Market Risk

2

ITEM 5.01. OTHER EVENTS
On August 15, 2006, the Regency Energy Partners LP (the “Partnership”), through its wholly-owned subsidiary Regency Gas Services LP, acquired all the outstanding equity of TexStar Field Services, L.P. and its general partner, TexStar GP, LLC (together, “TexStar”), from HMTF Gas Partners II, L.P. (“HMTF Gas Partners”), an affiliate of HM Capital Partners LLC (the “TexStar Acquisition”). Hicks Muse Equity Fund V, L.P. (“Fund V”) and its affiliates own, through HM Capital Partners LLC (“HM Capital Partners”), control, Regency GP LP, the general partner of the Partnership (the “General Partner”). Fund V also indirectly owns approximately 95 percent of, and, through HM Capital Partners LLC, controls HMTF Gas Partners II, L.P. Because the TexStar Acquisition is a transaction between commonly controlled entities, the Partnership accounted for the TexStar Acquisition in a manner similar to a pooling of interests. Accordingly, the consolidated financial statements and notes have been updated to reflect the financial position, results of operations and cash flows as if the Partnership and TexStar had been combined throughout the periods presented in which common control existed, December 1, 2004 forward.

3

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENCY ENERGY PARTNERS LP
By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

/s/ Lawrence B. Connors
Lawrence B. Connors
Vice President of Accounting and Finance (Duly Authorized Officer and Chief Accounting Officer)

November 14, 2006

4